Exhibit 99

CDI Corp. Reports First Quarter 2016 Results

PHILADELPHIA, May 4, 2016 /PRNewswire/ -- CDI Corp. (NYSE: CDI) (the "Company") today reported results for the first quarter ended March 31, 2016.

"During the first quarter we made progress on implementing our long-term strategic plan. In multiple areas of our business, we are beginning to realize the benefits of our focus on client service and new business development," said CEO and President Scott J. Freidheim. "While there is evidence of success from our performance improvement programs, much work remains. We will continue to channel resources to our strategic areas of focus to execute our plan."

First Quarter Overview

  First quarter 2016 revenue of $233.5 million, a decrease of 9.3% versus first quarter 2015
  First quarter 2016 Adjusted EBITDA loss of $0.8 million versus first quarter 2015 Adjusted EBITDA profit of $4.9 million1
  Adjusted loss per diluted share of $(0.24) in the first quarter of 2016 versus adjusted earnings per diluted share of $0.04 in the first quarter of 20151
  Announced authorization of up to $20 million stock repurchase program and eliminated cash dividend. Repurchased 290,888 shares for $1.7 million during the first quarter 2016 and an aggregate of 461,055 shares for $2.7 million from inception of the program through May 2, 2016

In the first quarter 2016, the Company's net loss attributable to CDI was $4.8 million, versus net income attributable to CDI of $0.5 million in the prior-year quarter. In the first quarter 2016, the Company's net loss per diluted share was $(0.24) versus earnings of $0.02 per diluted share in the prior-year quarter.

1 Adjusted EBITDA excludes from net income (loss) attributable to CDI, interest, income taxes, depreciation and amortization expense, restructuring and other related costs, share-based compensation expense, leadership transition costs, loss on disposition, certain acquisition related items and earnout reversals. Adjusted EPS excludes from diluted earnings per common share restructuring and other related costs, leadership transition costs, loss on disposition, certain acquisition related items, earnout reversals, amortization of acquired intangibles and the related income tax effect of each of the adjustments. See the financial tables accompanying this release for more information on non-GAAP financial measures and the reconciliation of these measures to GAAP measures.

Summary Results from Operations for the First Quarter

Effective this quarter, CDI is reporting on four new operating segments aligned with the Company's strategy: Enterprise Talent; Specialty Talent and Technology Solutions; Engineering Solutions and Management Recruiters International (MRI). Historical results have been reclassified to facilitate comparisons to prior periods and are available in a Form 8-K filed by the Company on April 8, 2016.

For the first quarter 2016, revenue decreased by $23.9 million or 9.3% (7.6% in constant currency) as compared to the prior-year first quarter. Results for the first quarter of 2016 include $10.0 million in revenue from EdgeRock Technologies, LLC, acquired in October 2015 and now comprising our Specialty Talent vertical within the Specialty Talent and Technology Solutions segment. During the quarter, revenue decreased versus the prior-year period in three of the Company's four reporting segments, but most significantly in Enterprise Talent.

Enterprise Talent revenue declined $21.8 million or 13.5% from the prior-year period. Revenue declined in both the North America Staffing and UK Staffing verticals. North America Staffing decreased 12.6% (10.2% in constant currency), driven primarily by decreased spending among certain oil and gas pipeline clients and the Company's largest client. UK Staffing declined 17.8% (13.3% in constant currency), driven by softness in both network rail and general construction contract hiring.

Specialty Talent and Technology Solutions revenue more than doubled year-over-year to $18.4 million, principally as a result of the inclusion of $10.0 million in revenue from the acquisition of EdgeRock (now the Specialty Talent vertical). In Technology Solutions, revenue increased $0.7 million or 8.9% due to increased spending by existing and new clients.

Engineering Solutions revenue declined $11.6 million or 15.5% versus the prior-year period, with declines in the Energy, Chemicals & Infrastructure and Aerospace & Industrial Equipment verticals, partially offset by an increase in the Government Services vertical.

MRI revenue in the first quarter decreased $1.3 million or 9.5% compared to the prior year, led primarily by a decline in contract staffing.

Gross profit decreased by $3.5 million as a decrease in volume was partially offset by an increase in gross margin rates resulting primarily from a shift in revenue mix toward higher margin Specialty Talent and Technology Solutions, largely as a result of the acquisition of EdgeRock.

The Company reported an operating loss in the first quarter of $3.8 million compared to an operating profit of $1.1 million in the year-ago quarter, primarily due to a decrease in gross profit and an increase in operating and administrative expenses.

Operating and administrative expenses in the first quarter increased $1.8 million, or 3.9%, compared to the first quarter of 2015, primarily due to expenses associated with EdgeRock. On an organic basis, operating expenses were down versus the prior-year quarter as increased personnel expenses for business development, corporate development and business management were offset by reductions in professional fees, international business development and depreciation.

More detailed segment data are included in the tables incorporated in this release and in the Company's Form 10-Q Report.

Balance Sheet and Liquidity

CDI ended the first quarter with $9.8 million in cash and cash equivalents versus $16.9 million at the end of the fourth quarter 2015 and $28.1 million at the end of the first quarter 2015. Total debt outstanding was $16.9 million at March 31, 2016, versus $18.8 million at December 31, 2015. Net cash generated by operating activities was a deficit of $(0.7) million in the first quarter 2016 versus a deficit of $(4.6) million used in the prior-year quarter. Total liquidity, including availability under CDI's bank and credit facilities, totaled $136.6 million at March 31, 2016, versus $137.6 million at the end of the fourth quarter 2015.

Business Outlook and Strategy

The Company estimates revenue for the second quarter of 2016 in the range of $225 million to $235 million. Our guidance anticipates some sequential improvement in Specialty Talent and Technology Solutions, Engineering Solutions and MRI, offset by Enterprise Talent as a result of seasonality in the Western Canada oil and gas business within North America Staffing.

As noted last quarter, the Company is pursuing its CDI 2020 strategic plan. As part of our strategic plan:

  We will focus on highly specialized information technology and engineering skill sets that meet the rapidly evolving needs of existing and new clients and thereby improve both the growth and margin profile of CDI;
  We will leverage industry and solution domain expertise to provide competitive differentiation;
  We will improve operational efficiency through the continued introduction of common processes, tools and systems; and
  We will actively manage the composition of our business portfolio in support of this specialization-focused strategy. In connection with our portfolio management, we are and will continue to be in discussions with third parties regarding select divestitures and acquisitions. There is no assurance that a transaction will result from these or other such discussions.

Conference Call

At 8:30 a.m. Eastern Time on May 5, 2016, Scott J. Freidheim, CEO and President, and Michael S. Castleman, CFO and Executive Vice President, will host a conference call to discuss the 2016 first quarter results and business outlook. The call can be accessed live, via the Internet, at www.cdicorp.com.

About CDI

CDI Corp. (NYSE: CDI) seeks to create extraordinary outcomes with our clients by delivering solutions based on highly skilled and professional talent. Our business is comprised of four segments: Enterprise Talent, Specialty Talent & Technology Solutions, Engineering Solutions and MRI. Our client offerings include an array of engineering design project solutions, information technology project solutions and managed services, specialty technology staff augmentation, and program and managed staffing services. Our clients are corporations in multiple industries, including energy, chemicals, infrastructure, aerospace, industrial equipment, technology, as well as municipal and state governments, and the U.S. Department of Defense. We have offices and delivery centers in the United States, Canada and the United Kingdom. In addition, we also provide recruiting and staffing services through our global MRINetwork® of franchisees. Learn more at www.cdicorp.com.

Caution Concerning Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, we and our representatives may make statements that are forward-looking. All statements that address expectations or projections about the future, including, but not limited to, statements about our plans, strategies, adequacy of resources and future financial results (such as revenue, gross profit, operating profit, cash flow and tax rate), are forward-looking statements. Some of the forward-looking statements can be identified by words like "anticipates," "believes," "expects," "may," "will," "could," "should," "intends," "plans," "estimates" and similar references to future periods. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions that are difficult to predict. Because these forward-looking statements are based on estimates and one or more assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. Important factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: weakness or volatility in general economic conditions and levels of capital spending by customers in the industries we serve; weakness or volatility in the financial and capital markets, which may result in the postponement or cancellation of our customers' projects or the inability of our customers to pay for our fees; the termination of one or more major customer contracts or projects; the uncertain timing and funding of new contract awards and renewals; a high concentration of our business with a few large customers; the failure to achieve the anticipated benefits of acquisitions, and difficulties in integrating acquired businesses with CDI; the inability to obtain favorable price and other terms for any acquisitions and divestitures we may do; delays or reductions in U.S. government spending; credit risks associated with our customers; competitive market pressures; foreign currency fluctuations; restrictions on availability of funds and on our activities under our asset-based, secured credit facility; the availability and cost of qualified labor; our level of success in attracting, training and retaining qualified management personnel and other staff employees; changes in tax laws and other government regulations, including the impact of health care reform laws and regulations; the possibility of incurring liability for our business activities, including, but not limited to, the activities of our professional employees and our temporary employees; our performance on customer contracts; negative outcome of pending and future claims and litigation; improper disclosure or loss of sensitive or confidential company, customer, employee or candidate information, including personal data; and government policies, legislation or judicial decisions adverse to our businesses. More detailed information about these and other risks and uncertainties may be found in our filings with the United States Securities and Exchange Commission (SEC), particularly in the "Risk Factors" section in part 1 item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2015. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We assume no obligation to update such statements, whether as a result of new information, future events or otherwise, except as required by law.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than pursuant to U.S. Generally Accepted Accounting Principles (GAAP). In particular, it includes Adjusted EBITDA and Adjusted EBITDA Margin, which are adjusted to exclude from net income (loss) attributable to CDI, interest, income taxes, depreciation and amortization expense, restructuring and other related costs, share-based compensation expense, leadership transition costs, loss on disposition, certain acquisition related items and earnout reversals, and Adjusted EPS, which excludes from diluted earnings per common share restructuring and other related costs, leadership transition costs, loss on disposition, certain acquisition related items, earnout reversals, amortization of acquired intangibles and the related income tax effect of each of the adjustments. We present these as supplemental measures of performance.

These non-GAAP measures have limitations as analytical tools, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of the limitations of Adjusted EBITDA and Adjusted EPS as analytical tools are: (i) these measures do not reflect all our cash expenditures, or future requirements, for capital expenditures or contractual commitments; (ii) these measures do not reflect changes in, or cash requirements for, our working capital needs; (iii) these measures do not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on our debts; (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; (v) share-based compensation is and will remain a key element of our overall long-term incentive compensation package, although we exclude it from Adjusted EBITDA as an expense when evaluating our ongoing operating performance for a particular period; (vi) these measures do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and (vii) other companies in our industry may calculate these measures differently than we do, limiting its usefulness as a comparative measure.

We present these non-GAAP financial measures because we believe these assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. These non-GAAP financial measures are also used by management in its evaluation of core operations and financial and operational decision-making.

Financial Tables Follow

	Three Months Ended
	March 31,
Consolidated Statements of Operations:	2016	2015

Revenue	$233,524	$257,458
Cost of services	190,249	210,688
Gross profit	43,275	46,770
Operating and administrative expenses (1)	47,047	45,273
Restructuring and other related costs (2)	49	47
Loss on disposition (3)	—	310
Operating profit (loss)	(3,821)	1,140
Other income (expense), net	(149)	13
Income (loss) before income taxes	(3,970)	1,153
Income tax expense	847	766
Net income (loss)	(4,817)	387
Less: Loss attributable to noncontrolling interests	—	(83)
Net income (loss) attributable to CDI	$(4,817)	$470

Earnings (loss) per common share:
Basic	$(0.24)	$0.02
Diluted	$(0.24)	$0.02
Weighted-average shares outstanding - Basic	19,679	19,634
Weighted-average shares outstanding - Diluted	19,679	19,862

Selected Balance Sheet Data:	March 31, 2016	December 31, 2015

Cash and cash equivalents	$9,767	$16,932
Accounts receivable, net	216,002	205,494
Total current assets	244,041	240,320
Total assets	341,078	339,097
Total current liabilities	108,279	103,783
Total CDI shareholders' equity	217,899	221,243

	Three Months Ended
	March 31
Selected Cash Flow Data:	2016	2015

Net cash used in operating activities	$(677)	$(4,646)
Depreciation and amortization	3,082	2,562
Capital expenditures	1,115	1,808
Stocks repurchased under stock repurchase program	1,662	—
Dividends paid to shareholders	—	2,554

	Three Months Ended
	March 31,
Selected Earnings and Other Financial Data:	2016	2015

Gross margin	18.5%	18.2%
Operating and administrative expenses as a percentage of revenue	20.1%	17.6%
Operating margin	(1.6)%	0.4%
Effective income tax rate	(21.3)%	66.4%

	Three Months Ended
	March 31,
Non-GAAP Financial Measures:	2016	2015

Adjusted EBITDA (4)	$(766)	$4,850
Adjusted EBITDA margin (4)	(0.3)%	1.9%
Adjusted operating expenses (4)	$44,135	$42,061
Adjusted EPS (4)	$(0.24)	$0.04

	Three Months Ended
	March 31,
Selected Segment Data:	2016	2015

Enterprise Talent
Revenue:
North America Staffing	$116,684	$133,489
UK Staffing	22,965	27,937
Total revenue	$139,649	$161,426
Gross profit	$16,481	$19,260
Gross margin	11.8%	11.9%
Operating profit (2), (5)	$1,135	$4,176
Operating margin	0.8%	2.6%

Specialty Talent and Technology Solutions
Revenue:
Specialty Talent	$10,020	—
Technology Solutions	8,373	7,690
Total revenue	$18,393	$7,690
Gross profit	$5,312	$2,562
Gross margin	28.9%	33.3%
Operating profit (1), (5)	$445	$725
Operating margin	2.4%	9.4%

Engineering Solutions
Revenue:
Energy, Chemicals and Infrastructure (EC&I)	$33,951	$44,703
Aerospace and Industrial Equipment (AIE)	13,131	15,697
Government Services	16,172	14,431
Total revenue	$63,254	$74,831
Gross profit	$15,477	$18,379
Gross margin	24.5%	24.6%
Operating loss (2), (3), (5)	$(1,935)	$(397)
Operating margin	(3.1)%	(0.5)%

Management Recruiters International (MRI)
Revenue:
Contract Staffing	$9,227	$10,318
Royalties and Franchise Fees	3,001	3,193
Total revenue	$12,228	$13,511
Gross profit	$6,005	$6,569
Gross margin	49.1%	48.6%
Operating profit (5)	$583	$1,456
Operating margin	4.8%	10.8%

______________________

(1)

In the first quarter of 2016, the Company's Specialty Talent and Technology Solutions segment recorded a benefit to "Operating and administrative expenses" of $0.8 million related to the reversal of an acquisition-related earnout.

(2)

In the three months ended March 31, 2016 and 2015, the Company recorded an aggregate charge of $49 thousand and $47 thousand respectively to "Restructuring and other related costs" in the consolidated statements of operations related to restructuring plans undertaken during 2014 and 2015 (three months ended March 31, 2016 comprised of Enterprise Talent $12 thousand and Engineering Solutions $37 thousand and three months ended March 31, 2015 comprised of Enterprise Talent $47 thousand).

(3)

In the first quarter of 2015, the Company's Engineering Solutions segment recorded a charge of $0.3 million related to loss on disposition of the Company's controlling interest in a Mexico-based engineering design company.

(4)

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted operating expenses and Adjusted EPS are non-GAAP financial measures. Adjusted EBITDA is calculated by excluding from net income (loss) attributable to CDI, interest, income taxes, depreciation and amortization expense, restructuring and other related costs, share-based compensation expense, leadership transition costs, loss on disposition, acquisition related costs and earnout reversals. Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of revenue. Adjusted operating expenses excludes from operating expenses, which is the sum of  "Operating and administrative expenses", "Restructuring and other related costs" and "Loss on disposition" in the consolidated statements of operations, depreciation and amortization expense, restructuring and other related costs, share-based compensation expense, leadership transition costs, loss on disposition, acquisition related costs and earnout reversals. Adjusted EPS excludes from diluted earnings per common share, restructuring and other related costs, leadership transition costs, loss on disposition, acquisition related costs, earnout reversals, amortization of acquired intangibles and the related specific income tax effect. See reconciliation of these non-GAAP financial measures to U.S. GAAP financial measures below.

(5)	The following table summarizes the amount of depreciation and amortization recognized by reporting segment for the indicated periods:

	Three Months Ended
	March 31,
	2016	2015

Depreciation and amortization:
Enterprise Talent	$316	$392
Specialty Talent and Technology Solutions	1,002	72
Engineering Solutions	1,271	1,511
MRI	66	82
Corporate	427	505
Total Depreciation and amortization	$3,082	$2,562

Reconciliations of non-GAAP Financial Measures to U.S. GAAP Financial Measures:

	Three Months Ended
	March 31,
	2016	2015

Net income (loss) attributable to CDI to Adjusted EBITDA:
Net income (loss) attributable to CDI	$(4,817)	$470
Interest expense, net	243	45
Income tax expense	847	766
Depreciation and amortization	3,082	2,562
Restructuring and other related costs (a)	49	47
Share-based compensation (b)	693	537
Leadership transition (c)	—	113
Loss on disposition (d)	—	310
Acquisition related (e)	16	—
Earnout reversals (f)	(879)	—
Adjusted EBITDA	$(766)	$4,850
Adjusted EBITDA margin	(0.3)%	1.9%

Operating expenses to Adjusted operating expenses:
Operating expenses (g)	$47,096	$45,630
Depreciation and amortization	3,082	2,562
Restructuring and other related costs (a)	49	47
Share-based compensation (b)	693	537
Leadership transition (c)	—	113
Loss on disposition (d)	—	310
Acquisition related (e)	16	—
Earnout reversals (f)	(879)	—
Adjusted operating expenses	$44,135	$42,061

EPS to Adjusted EPS:
Earnings (loss) per common share - diluted	$(0.24)	$0.02
Leadership transition (c)	—	0.01
Loss on disposition (d)	—	0.02
Earnout reversals (f)	(0.05)	—
Amortization of acquired intangibles (h)	0.05	—
Income tax effect (i)	—	(0.01)
Adjusted EPS	$(0.24)	$0.04

___________________

(a)	Represents "Restructuring and other related costs" in the consolidated statements of operations related to restructuring plans undertaken during 2014 and 2015.
(b)	Represents share-based compensation expense included in "Operating and administrative expenses" in the consolidated statements of operations.
(c)	Represents charges associated with the CEO and other executive leadership changes included in "Operating and administrative expenses" in the consolidated statements of operations.
(d)

Represents "Loss on disposition" in the consolidated statements of operations related to the disposition of the Company's controlling interest in a Mexico-based engineering design company in the Company's Engineering Solutions segment.

(e)	Represents incremental costs associated with the acquisition of a businesses included in "Operating and administrative expense" in the consolidated statements of operations.
(f)	Represents a benefit from earnout reversals associated with the acquisition of businesses included in "Operating and administrative expenses" in the consolidated statements of operations.
(g)	Operating expenses include "Operating and administrative expenses", "Restructuring and other related costs" and "Loss on disposition" in the consolidated statements of operations.
(h)

Represents the EPS impact to "Operating and administrative expenses" in the consolidated statements of operations related to the amortization of definite-lived intangibles identified as a result of acquisitions completed during the fourth quarter of 2015.

(i)	Represents the aggregate income tax effect of each of the adjustments to diluted earnings per common share based on the specific income tax effect, including any related deferred tax adjustments.

CONTACT: Vincent Webb, Vice President, Investor Relations and Communications, 215-636-1240, Vince.Webb@cdicorp.com